UNIQUE MOBILITY, INC.
                          1992 STOCK OPTION PLAN

                   NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT made as of this 4th day of September, 1997, between Unique Mobility, Inc., a Colorado corporation (the "Company"), and Ray A. Geddes (the "Option Holder").

1.   Stock Option.

Pursuant to the Unique Mobility, Inc. 1992 Stock Option Plan (the "Plan") and subject to the terms and conditions of this Agreement, the Company hereby grants to the Option Holder an option (the "Option") to purchase 36,000 shares of the authorized and unissued $0.01 par value common stock (the "Stock") of the Company at a price of $7.13 per share (the "Option Price"). The Option is granted on August 19, 1997 (the "Grant Date"). The Option granted pursuant to this Agreement is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as it may be amended (the "Code").

2. Exercise of the Option.

     (a) The Option shall not become exercisable until the Option Holder has completed one year of continuous employment after the Grant Date. Upon the completion of one full year of continuous employment after the Grant Date, the Option shall become exercisable as to one-third of the number of shares subject to the Option. Upon the completion of the second full year of continuous employment after the Grant Date, the Option shall become exercisable as to an additional one-third of the shares originally subject to the Option. Upon the completion of the third full year of continuous employment after the Grant Date, the Option shall become exercisable as to an additional one-third of the shares originally subject to the Option.

Except as set forth in Sections 4 or 5 hereof, the Option shall not be exercisable as to any shares as to which the continuous employment requirement shall not be satisfied, regardless of the circumstances under which the Option Holder's employment by the Company, or service with the Company, shall be terminated. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares it shall continue to be exercisable as to such shares until expiration or termination of the Option as provided in Section 5 hereof.

     (b) The Option may be exercised only by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which the Option is exercised and payment of the Option Price. At the request of the Company, such notice shall contain the Option Holder's representation that he is purchasing such Stock for investment purposes only and his agreement not to sell any Stock purchased pursuant to the Option in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions or notice thereof shall be placed on the certificates representing the Stock purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur. The exercise of the Option shall be deemed effective on the receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon the delivery of such notice of exercise, at which time the Option Price for the Stock shall be paid in full by any of the methods set forth in
Section 2(c) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates are used to pay all or part of the exercise price, upon such payment, separate certificates shall be delivered representing each certificate so used, and an additional certificate shall be delivered representing any additional shares to which the Option Holder is entitled as a result of the exercise of the Option. If payment is made pursuant to subparagraph (c)(v) below, the certificate shall be delivered to the broker.

     (c) The exercise price shall be paid any of the following methods or any combination of the following methods. as the Stock Option Committee (the "Committee") shall determine in its sole discretion:

          (i) in cash;

          (ii) by certified or cashier's check payable to the order of the Company;

         (iii) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the fair market value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that the Option may not be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Agreement, the "fair market value" of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be as defined in Section 2.1(9) of the Plan;

         (iv) to the extent permitted under the applicable provisions of state law, by delivery to the Company of a promissory note, which shall be in a principal amount equal to the Option Price plus any federal and state income tax required to be withheld; which shall be full recourse and secured by all or a portion of the Stock acquired pursuant to the exercise of the Option; which shall bear interest at a rate determined by the Committee, but not lower than the rate required to avoid the imputation of interest under the Code; which shall provide for level quarterly payments of interest and principal over its term; which shall become payable in full upon the first to occur of the fifth anniversary of the date the Option is exercised, failure to pay any payment of principal and interest within five days after it is due or termination of the Option Holder's employment for any reason; and which shall contain such other terms and conditions including the provision of security in addition to the Stock that the Company, in its sole discretion, deems necessary or appropriate;

          (v) by delivery to the Company of a property executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

3. Adjustment of the Option.

     (a) Adjustment by Stock Split. Stock Dividend. Etc. If at any time the Company increases or decreases the number of its outstanding shares of Stock, or changes in any way the rights and privileges of such shares by means of the payment of a stock dividend or the making of any other distribution on such shares payable in Stock, or through a stock split, subdivision, consolidation, combination or reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the shares of Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

     (b) Dividends Payable in Stock of Another Corporation. Etc. If at any time the Company pays or makes any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to the Option Holder when he exercises the Option. The securities and other property delivered to the Option Holder upon exercise of the Option shall be in the same ratio to the total securities and property set aside for the Option Holder as the number of shares with respect to which the Option is then exercised is to the total shares subject to the Option.

     (c) Other Changes in Stock. If there shall be any change, other than as specified in the preceding subsections (a) and (b), in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, then and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to the Option, such adjustments shall be made by the Committee and shall be effective for all purposes of this Agreement.

     (d) Apportionment of Price. Upon any occurrence described in the preceding subsections (a), (b), and (c), the total Option Price shall remain unchanged and shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other properties subject to the Option.

     (e) Rights to Subscribe. If at any time the Company grants, to the holders of its Stock, rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall then be added to the number of shares subject to the Option, the Stock or other securities that the Option Holder would have been entitled to subscribe for if immediately prior to such grant, the Option Holder had exercised his entire Option, and the Option price shall be increased by the amount of the price that would have been payable by the Option Holder for such Stock or other securities.

     (f) General Adjustment Rules. No adjustment or substitution provided for in this Section 3 shall require the company to sell a fractional share under this Agreement and the total substitution or adjustment with respect to this Agreement shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed. Notwithstanding the foregoing subsections (a), (b), (c), (d), and
(e), no adjustment shall be made that would constitute a modification of the Option within the meaning of Section 424 of the Code.

     (g) Determinations by the Committee. Adjustments under this paragraph shall be made by the Committee, whose determinations with respect thereto shall be final and binding. No fractional shares shall be issued on account of any such adjustment.

4. Reorganization or Change of Control.

     (a) Reorganization. If the Company is merged or consolidated with another corporation or the Company is a party to a reorganization (other than a merger, consolidation or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of stock), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Committee shall, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Option Holder as a result of such substitution, and the excess of the aggregate Fair Market Value of the Stock subject to the Option immediately after such substitution over the Option Price is not more than the excess of the aggregate Fair Market Value of the Stock subject to the Option immediately before such substitution over the Option Price, and provided further that any such substitution made with respect to the Option shall comply with Section 424(a) of the Code, or (ii) upon written notice to the Option Holder, provide that the unexercised portion of the Option must be exercised within thirty
(30) days of the date of such notice or the Option will be terminated. If alternative (i) is implemented, the Committee may, at its sole discretion, provide that the Option may be exercisable in full without regard to the applicable exercise periods set forth in Section 2 and if alternative (ii) is implemented, the Option shall be exercisable in full without regard to the applicable exercise periods set forth in Section 2 above. However, if the Option Holder is subject to Section 16(b) of the Securities Exchange Act of 1934, the Option shall not become exercisable until six months after the Grant Date.

     (b) Change of Control. If there is a change in control of the Company, as defined below, the Option shall become exercisable in full, without regard to applicable exercise periods set forth in Section 2. For purposes of the Plan, a "change in control" shall be deemed to have occurred if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") (and any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

5. Expiration and Termination of the Option.

The Option shall expire 10 years (the "Option Period") from the date of this Agreement or prior to such time as follows:

     (a) If the Option Holder's employment with the Company is terminated for cause, as determined by the Company, the Option shall terminate immediately and shall thereafter be void for all purposes. As used in this Section 5, "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this Section 5 shall be limited to determining the consequences of a termination and that nothing in this Section 5 shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

     (b) If the Option Holder retires from employment by the Company or its affiliates during the Option Period but after attaining age 65, the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (c) of this Section 5, within three months following his or her retirement (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment or death.

     (c) If the Option Holder dies during the Option Period while still employed or within the one-month period referred to in (d) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within fifteen months following the Option Holder's death, but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

     (d) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by any parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code) within the Option Period for any reason other than cause, retirement after attaining age 65, or the Option Holder's death, the Option may be exercised by the Option Holder within one month following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

6. Transferability.

The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him and after his death only by those entitled to do so under his will or the applicable laws of descent and distribution; provided however, that, during his lifetime, the Option Holder may transfer the Option to a member of his immediate family, a trust of which members of his immediate family are the sole beneficiaries, or a partnership of which members of his immediate family or trusts for the sole benefit of his immediate family are the only partners. For this purpose immediate family means the Option Holder's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

7. Consideration for the Grant of the Option.

In consideration of the granting of this Option, the Option Holder agrees to remain in the employ of the Company at the pleasure of the Company for a continuous period of at least one year from the date of this Agreement at the salary rate in effect at the date of this Agreement or at such changed rate as may be fixed from time to time by the company

8. Withholding.

     (a) The Option Holder shall make appropriate arrangements with the Company to provide for the amount of withholding that may be required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     (b) The Option Holder may elect to pay all such amounts of tax withholding, or any part thereof, if any withholding is required, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Option Holder, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the fair market value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such election by an Option Holder to have shares of Stock withheld for this purpose shall be subject to the following restrictions:

          (i) All elections must be made prior to the Tax Date.

         (ii) All elections shall be irrevocable.

        (iii) If the Option Holder is subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16"), the Option Holder may not exercise the Option within six months of the date of grant.

        (iv) If the Option Holder is subject to Section 16, any such election must be made either six months prior to the Tax Date or in the ten day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statement of sale and earnings.

9. Compliance with Certain Company Policies.

The Option Holder shall comply at all times with the Company's policy on trading securities of the Company as such policy is in effect from time to time. In addition, the Option Holder agrees to sell no Stock (including Stock acquired otherwise than upon exercise of an Option) if the sale of such Stock, together with all other sales of Stock by any of the Company's directors or employees on any stock exchange or in the over-the-counter market, shall exceed 10% of the total trading volume of the Stock on the date of sale by the Option Holder on any stock exchange and in the over-the counter market. If the Option Holder fails to comply with the Company's policy on trading securities, or violates the agreement made in the immediately preceding sentence, as determined in the sole discretion of the Company, the Option Holder shall pay to the Company as liquidated damages the profit realized (which shall be equal to the excess of the amount received by the Option Holder over the Option Holder's basis for the Stock disposed of) in the transaction that resulted in the failure to comply with Company's policy. This condition shall survive the exercise of an Option and the termination of the Plan.

10. Notices.

Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

     (a) If to the Company, at 425 Corporate Circle, Golden, Colorado 80401;
         or

     (b) If to the Option Holder, at 425 Corporate Circle, Golden, Colorado 80401, or at such other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the date so mailed in the case of mailed notice, or as of the date delivered in the case of personal delivery.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


UNIQUE MOBILITY, INC.


By:/s/ Donald A. French
   Donald A. French, Treasurer




OPTION HOLDER



/s/ Ray A. Geddes
Ray A. Geddes